Calculation of Filing Fee Tables
S-4
Terra Property Trust, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	8.00% Senior Secured Notes due December 31, 2028	457(a)	2,254,454		$ 41,493,225.87	0.0001381	$ 5,730.21
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 41,493,225.87		$ 5,730.21
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 5,730.21
			Net Fee Due:						$ 0.00
Offering Note
[1]	Rule 457(f) Fee Calculation Details

Calculated pursuant to Rules 457(c) and 457(f)(1) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee for this offering, based on (i)(A) the average of the high and low prices for each $25.00 aggregate principal amount of the Registrant's 6.00% Notes due 2026 (the "Existing Notes"), as reported on the New York Stock Exchange on April 28, 2026 ($23.405), multiplied by (B) the number of Existing Notes that are outstanding and may be tendered in the Exchange Offer (2,254,454 Existing Notes), less (ii) the amount of cash to be paid in the Exchange Offer for such Existing Notes ($11,272,270.00).
Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
2,254,454	$ 23.405	$ 52,765,495.87		$ 11,272,270.00	$ 41,493,225.87

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Terra Property Trust. Inc.	S-4	333-293479	02/13/2026		$ 5,730.21	Debt	9.75% Senior Secured Notes due 2029		$ 93,310,375.00
Fee Offset Sources		Terra Property Trust. Inc.	S-4	333-293479		02/13/2026						$ 12,872.35
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The Registrant previously registered securities having an aggregate offering price of up to $118,788,375 pursuant to a Registration Statement on Form S-4 (Registration No. 333-293479) (the "Prior Registration Statement"), filed with the Securities and Exchange Commission on February 12, 2026 and declared effective on March 26, 2026. The value sold under the Prior Registration Statement was $25,578,000. Pursuant to Rule 457(p), $12,872.35 of the registration fee previously paid in connection with the Prior Registration Statement remains available to be applied to the fees payable in connection with the offering under this Registration Statement, $5,730.21 of which shall be applied to the fee due in connection with this offering. The Registrant has completed the offering that included the unsold securities under the Prior Registration Statement.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date